UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 4, 2005

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 4, 2005, MVB Financial Corp. (the “Company”) hired Larry F. Mazza to serve as Chairman of the Board of the Company’s wholly-owned, second-tier holding company, MVB-Harrison, Inc. (“MVB-Harrison”). Mr. Mazza was also hired to serve as Executive Vice President of The Monongahela Valley Bank (the “Bank”). Additionally, Mr. Mazza will serve as the Chairman and Chief Executive Officer of MVB-Harrison, and it is anticipated that Mr. Mazza will be named to the Board of Directors of the Company and the Bank. Mr. Mazza’s role as Chairman of the Board and Chief Executive Officer of MVB-Harrison will be to oversee the Bank’s expansion into Harrison County.

In connection with this expansion, the Company is in the process of organizing two wholly-owned, second-tier holding companies. One will be MVB Harrison and one will be MVB Marion, Inc. (“MVB Marion”). The Bank’s common stock will be owned by each of these second-tier holding companies, and the Company will own all of the common stock of the second-tier holding companies, MVB Harrison and MVB Marion.

Mr. Mazza’s salary will be $180,000 per year, and the Company has granted Mr. Mazza stock options to purchase a total of 45,000 shares of the Company’s common stock subject to shareholder approval and the subsequent amendment to the Company’s stock option plan. At this time, no vesting schedule has been determined for the options, but the options will be exercisable at the fair market value of the Company’s common stock on the date of grant. Additionally, there is an agreement with Mr. Mazza to enter into a written employment agreement with the Bank. It is anticipated that the employment agreement will have a term of three years subject to yearly renewals unless earlier terminated. It is also anticipated that Mr. Mazza’s employment agreement will contain a change of control provision providing that in the event of a change of control (to be defined in the agreement), Mr. Mazza will be entitled to receive a severance payment to be determined subject to his compliance with certain non-competition provisions.

Additionally, the Bank has employed Roger Turner, who will serve as President of MVB-Harrison and as Vice President of the Bank. Mr. Turner’s annual base salary will be $155,000. In connection with his employment, the Company has granted to Mr. Turner options to purchase 20,000 shares of the Company’s common stock for an exercise price representing the fair market value on the date of grant subject to shareholder approval of an amendment to the Company’s stock option plan. At this time, no vesting schedule for the options has been determined. It is anticipated that Mr. Turner will enter into a five-year employment agreement.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2005	MVB Financial Corp.

	By:	/s/ James R. Martin
James R. Martin
President & Chief Executive Officer